EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-95029) of Overseas Shipholding Group, Inc. of our report dated June 28, 2016, which report appears in this Annual Report on Form 11-K of OSG Ship Management, Inc. Savings Plan for the year ended December 31, 2015.

/s/ CohnReznick LLP

New York, New York
June 28, 2016